Exhibit 99.1

XTL Biopharmaceuticals Acquires 85% of Beyond Air’s Subsidiary NeuroNOS, Entering the Massive Autism Market with Nobel Prize-Winning Scientific Leadership

Beyond Air™

Unmatched scientific firepower: Two Nobel Laureates join Founder Prof. Haitham Amal, leading global autism researcher

Critical unmet need: 1 in 31 U.S. children now affected, zero FDA-approved disease-modifying therapies exist

FDA Orphan Drug designations secured for autism-related Phelan-McDermid Syndrome (PMS) and Glioblastoma

Platform targets the core biology of autism, not just symptomatic relief

Beyond Air (NASDAQ: XAIR), majority owner of NeuroNOS, to hold 19.99% of XTL’s post-transaction share capital

Beyond Air to receive up to $32.5 million in upfront, development and commercial milestone payments

TEL AVIV and BOSTON, Jan. 13, 2026 (GLOBE NEWSWIRE) -- XTL Biopharmaceuticals Ltd. (NASDAQ: XTLB; TASE: XTLB.TA) today announced a binding agreement to acquire 85% of NeuroNOS Ltd., a subsidiary of Beyond Air, Inc. (NASDAQ: XAIR), a biotechnology company pioneering disease-modifying therapeutics targeting the core pathophysiology of Autism Spectrum Disorder (ASD) and neuro-oncology.

This transformative acquisition positions XTL as a major player in the rapidly expanding autism therapeutics market, addressing one of the most urgent and underserved medical needs in global healthcare. Unlike symptomatic treatments, NeuroNOS’s platform is designed to address the underlying molecular mechanisms driving autism.

The Autism Crisis and Market Opportunity

Autism Spectrum Disorder now affects approximately 1 in 31 children in the United States, a dramatic increase that has placed unprecedented strain on healthcare systems, educational institutions, and millions of families worldwide.

Despite this crisis and decades of research, no FDA-approved disease-modifying therapies exist for autism. Current treatments only manage behavioral symptoms without addressing the underlying neurobiological mechanisms of the disorder, leaving the core pathology untreated and families without meaningful therapeutic options.

The urgency has reached the highest levels of U.S. policy. President Donald Trump recently stated:

“The meteoric rise in autism is among the most alarming public health developments in history. There’s never been anything like this. So we’re going to save a lot of children from a tough life, a really tough life. We’re going to save a lot of parents from a tough life.”

Robert F. Kennedy Jr., U.S. Secretary of Health and Human Services, added:

“This is an individual tragedy as well. Autism destroys families, but more importantly it destroys our greatest resource, which are our children. We have to recognize we are doing this to our children, and we need to put an end to it.”

The President and leadership of the U.S. Department of Health and Human Services have emphasized the urgent need to open new therapeutic pathways for autism, invest in advanced research, and bring hope to families who have experienced a lack of solutions for years. The administration has allocated $50 million in new NIH funding for autism research initiatives. This recognition at the federal level signals a fundamental shift in regulatory priorities and resource allocation toward autism research and treatment development.

Unmatched Scientific Firepower: Nobel Prize-Winning Leadership

NeuroNOS was founded by Professor Haitham Amal, one of the world’s leading autism researchers from Hebrew University of Jerusalem and a visiting scientist at Harvard University, with dozens of peer-reviewed publications advancing the understanding of autism pathophysiology. Professor Amal’s groundbreaking research on nitric oxide dysregulation in autism established the scientific foundation for NeuroNOS’s therapeutic approach.

The company has further strengthened its scientific leadership by bringing on board two Nobel Laureates in Chemistry, Professor Dan Shechtman (Technion) and Professor Roger Kornberg (Stanford University). This unprecedented combination of pioneering autism research with Nobel Prize-winning expertise in chemistry creates a powerful foundation for therapeutic innovation that competitors cannot match.

Validated Technology with FDA Orphan Drug Designations

NeuroNOS’s drug development platform is based on a proprietary family of small molecules engineered to cross the blood-brain barrier and precisely target diseases associated with nitric oxide (NO) abnormalities in the brain. Preclinical studies have demonstrated that the platform addresses core pathological mechanisms rather than merely alleviating symptoms, validated NO dysregulation has been observed in both autism patients and brain cancer patients, establishing NO regulation as a disease-modifying therapeutic target across multiple indications.

The company has already secured two FDA Orphan Drug Designations for Phelan-McDermid Syndrome (a rare genetic disorder with strong autism correlation) and Glioblastoma (one of the most aggressive and lethal forms of brain cancer). These designations provide seven years of market exclusivity upon approval, tax credits for clinical trial costs, expedited regulatory review, and enhanced FDA engagement.

Transaction Terms

XTL will acquire 85% of NeuroNOS for consideration including 19.9% of XTL’s issued share capital, $1 million in cash, and milestone-based contingent payments totaling up to $32.5 million.

The milestone structure includes clinical development payments of up to $5.5 million to Beyond Air, commencing from the Phase 1 clinical trial through NDA submission to the FDA. In addition, commercial milestone payments of up to $26 million are payable upon achieving product sales targets. Both Beyond Air and XTL are dedicated to bringing the NeuroNOS product for the treatment of autism to market as soon as possible.

NeuroNOS, previously a subsidiary of Beyond Air, will now serve as XTL’s flagship platform for autism and neuro-oncology therapeutics.

Noam Band, Chief Executive Officer of XTL Biopharmaceuticals:

“We are extremely excited to enter the autism field, which represents one of the most significant unmet medical needs today. With an extraordinary scientific team that includes two Nobel Laureates and Professor Haitham Amal from Harvard and Hebrew University, we have assembled the expertise needed to make a real difference. This acquisition positions XTL at the forefront of autism therapeutics, and we are committed to advancing these programs with the urgency and rigor they deserve.”

Steve Lisi, Chairman and CEO of Beyond Air Inc.:

“This transaction represents a pivotal moment for NeuroNOS, validating the groundbreaking science we’ve been developing and also providing the potential to create meaningful value for our shareholders by enabling NeuroNOS’s pipeline to advance with dedicated focus and funding. We are proud to become significant shareholders in XTL and believe this focused public platform provides NeuroNOS with the resources and commitment needed to advance these critical programs. What began as a subsidiary of Beyond Air is now positioned to become a standalone engine for innovation in autism and neuro-oncology, and we remain deeply committed to this mission as invested partners.”

About NeuroNOS

NeuroNOS is pioneering innovative treatments for neurodevelopmental and neurodegenerative disorders through small-molecule therapeutics that cross the blood-brain barrier to regulate Nitric Oxide (NO) levels. Preclinical studies have demonstrated elevated NO levels in children with Autism Spectrum Disorder and adults with brain cancers, establishing NO modulation as a critical therapeutic target. Through collaborations with elite research institutions and world-leading scientists, NeuroNOS aims to deliver transformative therapies for patients facing these devastating conditions.

For more information: www.neuro-nos.com

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. Beyond Air is currently advancing its other revolutionary LungFit systems in clinical trials for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19) and nontuberculous mycobacteria (NTM).

Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About XTL Biopharmaceuticals Ltd.

XTL is an IP Portfolio company that holds 100% of The Social Proxy Ltd. and IP portfolio including hCDR1 for Lupus (SLE) and Sjögren’s Syndrome (SS) that the company sublicensed. The company actively pursues strategic collaborations and acquisitions to expand its therapeutic portfolio into high-value disease areas.

XTL trades on Nasdaq Capital Market (NASDAQ: XTLB) and Tel Aviv Stock Exchange (TASE: XTLB.TA).

CONTACTS:

Beyond Air Investor Relations

Corey Davis, Ph.D.
LifeSci Advisors, LLC
Cdavis@lifesciadvisors.com
(212) 915-2577

XTL Biopharmaceuticals Ltd.
Tel: +972 54 22 88897
Email: info@xtlbio.com
www.xtlbio.com

Forward-Looking Statements

This press release contains forward-looking statements concerning the potential safety and efficacy of NeuroNOS’s therapeutic candidates, regulatory pathways, commercial potential, and anticipated benefits. Forward-looking statements include expectations, beliefs, and intentions regarding product development, business results, and strategic prospects. These statements are identified by words such as “expects,” “plans,” “anticipates,” “believes,” “intends,” “targets,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including risks related to capital raising, clinical trial timing and results, regulatory approval processes, intellectual property protection, market competition, and other factors described in XTL’s SEC filings. XTL undertakes no obligation to update these forward-looking statements except as required by law.